Exhibit 99.1

Contacts:

Ami Knoefler	Jean Suzuki
Corporate and Investor Relations	Investor Relations
(510) 284-8851	(510) 574-1550
ami.knoefler@pdl.com	jean.suzuki@pdl.com

PDL BIOPHARMA ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

Fremont, Calif., August 1, 2007 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the quarter ended June 30, 2007.

•	Total revenues for the second quarter of 2007 increased 32 percent to $138.0 million from $104.3 million for the second quarter of 2006.

•

GAAP net income for the second quarter of 2007 was $15.9 million, or $0.14 per basic share and $0.13 per diluted share, compared with a GAAP net loss of $7.4 million, or $0.06 per basic and diluted share, for the second quarter of 2006.

•

Non-GAAP net income for the second quarter of 2007 was $35.3 million, an increase from $20.1 million for the same period in 2006. Non-GAAP net income per diluted share was $0.30 in the second quarter of 2007 compared to $0.17 for the comparable 2006 period.

•

Cash provided by operating activities was $55.0 million for the three months ended June 30, 2007, an increase from $40.8 million in the prior year period, and $45.9 million for the six months ended June 30, 2007 compared to $43.1 million for the six months ended June 30, 2006.

•	Cash, cash equivalents, marketable securities and restricted cash totaled approximately $436.3 million at June 30, 2007 compared to $426.3 million at December 31, 2006.

“Strong revenue growth in the second quarter was the result of a solid increase in royalties and continued growth of Cardene®,” said Mark McDade, chief executive officer, PDL. “The first half of 2007 was also notable for the progress on our clinical-stage pipeline and our achievement of GAAP profitability, important indicators of our future potential, as we work to maximize value for all of our stockholders.”

Revenues

Total revenues consist of product sales, royalties and license, collaboration and other revenues.

•

For the second quarter of 2007, net product sales increased 25 percent to $49.0 million from the prior year period, which totaled $39.0 million. Net sales during the second quarter of 2007 were reduced by $2.6 million due to the net impact of changes in product returns reserve estimates. These changes resulted in a $5.6 million reduction in Retavase® net product sales and a $3.0 million increase in Cardene net product sales during the quarter. Net sales by product for the second quarter of 2007 compared to the same period in 2006 are summarized below (dollars in millions):

	Three Months Ended June 30,
	2007	2006	% Change
Cardene	$40.5	$24.4	66%
IV Busulfex®	7.6	6.6	16%
Retavase	0.9	8.1	-89%

Total marketed products	$49.0	$39.0	25%

•

Royalty revenues for the second quarter of 2007 increased 48 percent to $79.8 million from $54.0 million in the same period in 2006 due primarily to growth in royalty-bearing net sales reported by PDL’s antibody product licensee Genentech, Inc. Royalty revenues during the second quarter of 2007 reflect royalties PDL received based on worldwide licensee net sales during the first quarter of 2007 of eight antibody products licensed under PDL’s antibody humanization patents.

•	License, collaboration and other revenues for the second quarter of 2007 decreased to $9.2 million from $11.3 million for the second quarter of 2006.

Costs and Expenses

For the second quarter of 2007, total costs and expenses were $123.1 million, compared with $112.5 million in the second quarter of 2006. On a non-GAAP basis, total costs and expenses for the second quarter were $102.7 million compared to $84.2 million for the same period in the prior year.

•

Cost of product sales was $18.5 million for the second quarter of 2007, a decrease from $21.5 million in 2006. Non-GAAP cost of product sales, which excludes amortization of product rights, decreased to $10.2 million for the second quarter of 2007 from $10.9 million in the comparable 2006 period. Cost of product sales in the second quarter of 2006 included a $2.5 million charge related to analyzing and improving the Retavase manufacturing process with a contract manufacturer.

•	To provide increased detail to the investment community, the company has divided total operating expenses into research and development, selling and marketing, and general and administrative.

•

Research and development expenses increased to $67.1 million for the second quarter of 2007 from $59.9 million for the comparable 2006 period. On a non-GAAP basis, research and development expenses for the second quarter of 2007 were $59.2 million, an increase over the $48.6 million reported in the same period in the prior year. This spending supports the company’s ongoing investment in its pipeline and lifecycle management programs, as well as the company’s preclinical research, drug discovery, process development and manufacturing activities in support of product development activities.

•

For the second quarter of 2007, selling and marketing expenses were $19.0 million, compared with $15.2 million for the prior year comparable period. Non-GAAP selling and marketing expenses increased to $17.8 million in the second quarter of 2007 as compared to $14.0 million in the prior year comparable period, primarily due to increased promotional efforts in support of the Cardene products.

•

General and administrative expenses in the second quarter of 2007 were $18.2 million compared to $12.8 million in the prior year comparable period. Non-GAAP general and administrative expenses increased to $15.6 million in the second quarter of 2007 from $10.8 million in the same period of 2006. These increases were attributable to higher consulting fees, legal fees and personnel-related costs.

Recent Developments

•

In May, at the Digestive Disease Week congress, long-term follow-up data from earlier studies showed that one treatment (two consecutive doses) of the Nuvion® antibody led to a sustained response and remission in some patients and was adequately tolerated in patients with intravenous steroid-refractory ulcerative colitis (IVSR-UC).

•

In June, at the American Society of Clinical Oncology congress, PDL held a roundtable event to highlight its oncology-focused pipeline candidates, which include volociximab, HuLuc63 and PDL192. Additionally, interim data for two ongoing, open-label phase 2 trials of volociximab, an anti-alpha5beta1 integrin antibody, in renal cell carcinoma and pancreatic cancer were presented, which showed the drug was well tolerated in these patients.

•

In July, the RESTORE 2 trial, a phase 3 pivotal study of the Nuvion antibody in patients with IVSR-UC, was initiated following review of the phase 2 portion of the phase  2/3 RESTORE 1 trial by an independent Data Monitoring Committee in April. This is the second registrational trial for this program. The first trial, RESTORE 1, continues to enroll patients in the phase 3 portion of the trial.

•

In July, a new vial formulation of the IV Busulfex product was launched in the United States (U.S.), which PDL anticipates will improve ease of use and convenience. Additionally, PDL has supported the expansion of IV Busulfex into new markets worldwide.

Financial Outlook

PDL is updating its non-GAAP net income guidance for full year 2007. Based primarily on its current full year 2007 outlook and an expectation that total operating expenses will be at the lower end of the previously stated range, the company updated its non-GAAP net income estimate for the year to $60 million to $70 million or, on a per diluted share basis, $0.50 to $0.58. Please refer to the company’s statements on its August 1, 2007 conference call and webcast for additional detail and its February 21 earnings press release and conference call for prior guidance.

Non-GAAP Financial Information

The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL believes that the non-GAAP financial measures presented in this press release are useful for investors because these measures provide added insight into PDL’s performance by focusing on results generated by its ongoing operations. In addition, PDL uses these non-GAAP financial measures when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. PDL also considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

Forward-looking Statements

This press release contains forward-looking statements, including regarding PDL’s achievement of its goals for 2007 and expectations regarding its estimates for non-GAAP net income, and non-GAAP operating expenses for the full year 2007, which involve risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: changes in PDL’s development plans; unexpected litigation or other disputes; factors affecting clinical development timelines such as PDL’s ability to timely contract with clinical sites, enrollment rates and availability of clinical materials; fluctuations in sales; changes in the market due to alternative treatments or other actions by competitors; and variability in expenses particularly on a quarterly basis, due, in principal part, to total headcount of the organization and the timing of expenses. In addition, PDL’s royalty revenues depend on the success and timing of sales of royalty-bearing products by PDL’s licensees, including in particular the continued success of Genentech, Inc.’s Avastin® and Herceptin® antibody products as well as the seasonality of sales of the Synagis antibody product from MedImmune, Inc. PDL’s revenues and expenses would be affected by new collaborations, execution of material patent licensing agreements or other strategic transactions. Further, there can be no assurance that results from completed and ongoing clinical studies will be successful or that ongoing or planned clinical studies will be completed or initiated on the anticipated schedules. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life- threatening illnesses. Commercially focused in the acute-care hospital setting, PDL markets and sells its portfolio of commercial products in the United States and Canada. A pioneer of antibody humanization technology, PDL promotes this technology through licensing agreements and clinical development of its own diverse pipeline of investigational compounds. PDL’s research platform centers on the discovery and development of antibodies to treat cancer and autoimmune diseases. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks and Cardene, Busulfex and Nuvion are registered U.S. trademarks of PDL BioPharma, Inc.; PDL BioPharma, Inc. has a license from Centocor, Inc. to use the trademark Retavase, which is a registered U.S. trademark. Herceptin and Avastin are registered U.S. trademarks of Genentech, Inc. Synagis is a registered U.S. trademark of MedImmune, Inc.

###

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES:
Product sales, net	$48,962	$39,039	$98,089	$76,586
Royalties	79,842	54,021	128,437	97,991
License, collaboration and other	9,215	11,264	19,476	20,959

Total revenues	138,019	104,324	246,002	195,536

COSTS AND EXPENSES:
Cost of product sales	18,549	21,482	43,547	44,441
Research and development	67,086	59,947	122,713	118,532
Selling and marketing	18,995	15,180	40,343	32,980
General and administrative	18,240	12,821	34,831	30,366
Other acquisition-related charges	202	2,177	1,638	3,295
Asset impairment charges	—	900	—	900

Total costs and expenses	123,072	112,507	243,072	230,514

Operating income (loss)	14,947	(8,183)	2,930	(34,978)

Interest income and other, net	4,931	4,064	9,963	7,394
Interest expense	(3,427)	(3,122)	(6,984)	(5,772)

Income (loss) before income taxes	16,451	(7,241)	5,909	(33,356)
Income tax expense	525	118	589	233

Net income (loss)	$15,926	$(7,359)	$5,320	$(33,589)

NET INCOME (LOSS) PER SHARE:

Basic	$0.14	$(0.06)	$0.05	$(0.30)

Weighted average shares — Basic	116,087	113,539	115,595	113,006

Diluted	$0.13	$(0.06)	$0.05	$(0.30)

Weighted average shares — Diluted	141,887	113,539	117,969	113,006

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing operations. PDL uses the non-GAAP results when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES:
Product sales, net	$48,962	$39,039	$98,089	$76,586
Royalties	79,842	54,021	128,437	97,991
License, collaboration and other	9,215	11,264	19,476	20,959

Total revenues	138,019	104,324	246,002	195,536

COSTS AND EXPENSES:
Cost of product sales	10,178	10,917	26,804	23,311
Research and development	59,208	48,580	106,587	96,070
Selling and marketing	17,750	13,994	37,635	26,562
General and administrative	15,554	10,757	28,857	26,269

Non-GAAP costs and expenses	102,690	84,248	199,883	172,212

Non-GAAP net income	$35,329	$20,076	$46,119	$23,324

NON-GAAP NET INCOME PER SHARE:
Basic	$0.30	$0.18	$0.40	$0.21

Weighted average shares — basic	116,087	113,539	115,595	113,006

Diluted	$0.30	$0.17	$0.39	$0.20

Weighted average shares — diluted (2)	119,095	117,275	117,969	117,781

(1)	These non-GAAP condensed consolidated statements of operations exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

During the three and six months ended June 30, 2007, the miscellaneous excluded items consisted of other acquisition-related charges of $202,000 and $1.6 million, respectively, related to the operations of ESP Pharma Holding Company, Inc. prior to the Company's acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavase for sales made prior to the Company's acquisition of the rights to the product from Centocor, Inc. on the same date. During the three and six months ended June 30, 2006, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $2.2 million and $3.3 million, respectively, (b) a $900,000 asset impairment charge for both periods, and (c) $0 and $4.1 million, respectively, in charges for payments to Wyeth in consideration of Wyeth's consent to the Company's transfer of the Company's rights to the off-patent branded products.

(2)	Diluted weighted average shares on a Non-GAAP basis exclude the impact of 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes the Company issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2007
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$48,962	$—	$—	$—	$—	$48,962
Royalties	79,842	—	—	—	—	79,842
License, collaboration and other	9,215	—	—	—	—	9,215

Total revenues	138,019	—	—	—	—	138,019

COSTS AND EXPENSES:
Cost of product sales	10,178	8,371	—	—	—	18,549
Research and development	59,208	411	5,134	2,333	—	67,086
Selling and marketing	17,750	—	482	763	—	18,995
General and administrative	15,554	—	1,693	993	—	18,240
Other acquisition-related charges	—	—		—	202	202

Costs and expenses	102,690	8,782	7,309	4,089	202	123,072

Operating income (loss)	35,329	(8,782)	(7,309)	(4,089)	(202)	14,947

Interest income and other, net	—	—	—	—	4,931	4,931
Interest expense	—	—	—	—	(3,427)	(3,427)

Income (loss) before income taxes	35,329	(8,782)	(7,309)	(4,089)	1,302	16,451

Income tax expense	—	—	—	—	525	525

Net income (loss)	$35,329	$(8,782)	$(7,309)	$(4,089)	$777	$15,926

NET INCOME (LOSS) PER SHARE:

Basic	$0.30					$0.14

Weighted average shares — basic	116,087					116,087

Diluted	$0.30					$0.13

Weighted average shares — diluted	119,095					141,887

	Three Months Ended June 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$39,039	$—	$—	$—	$—	$39,039
Royalties	54,021	—	—	—	—	54,021
License, collaboration and other	11,264	—	—	—	—	11,264

Total revenues	104,324	—	—	—	—	104,324

COSTS AND EXPENSES:
Cost of product sales	10,917	10,565	—	—	—	21,482
Research and development	48,580	487	7,724	3,156	—	59,947
Selling and marketing	13,994	—	348	838	—	15,180
General and administrative	10,757	—	456	1,608	—	12,821
Other acquisition-related charges	—	—	—	—	2,177	2,177
Asset impairment charges	—	—	—	—	900	900

Costs and expenses	84,248	11,052	8,528	5,602	3,077	112,507

Operating income (loss)	20,076	(11,052)	(8,528)	(5,602)	(3,077)	(8,183)

Interest income and other, net	—	—	—	—	4,064	4,064
Interest expense	—	—	—	—	(3,122)	(3,122)

Income (loss) before income taxes	20,076	(11,052)	(8,528)	(5,602)	(2,135)	(7,241)

Income tax expense	—	—	—	—	118	118

Net income (loss)	$20,076	$(11,052)	$(8,528)	$(5,602)	$(2,253)	$(7,359)

NET INCOME (LOSS) PER SHARE:

Basic	$0.18					$(0.06)

Weighted average shares — basic	113,539					113,539

Diluted	$0.17					$(0.06)

Weighted average shares — diluted	117,275					113,539

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2007
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$98,089	$—	$—	$—	$—	$98,089
Royalties	128,437	—	—	—	—	128,437
License, collaboration and other	19,476	—	—	—	—	19,476

Total revenues	246,002	—	—	—	—	246,002

COSTS AND EXPENSES:
Cost of product sales	26,804	16,743	—	—	—	43,547
Research and development	106,587	823	10,053	5,250	—	122,713
Selling and marketing	37,635	—	951	1,757	—	40,343
General and administrative	28,857	—	3,683	2,291	—	34,831
Other acquisition-related charges	—	—	—	—	1,638	1,638

Costs and expenses	199,883	17,566	14,687	9,298	1,638	243,072

Operating income (loss)	46,119	(17,566)	(14,687)	(9,298)	(1,638)	2,930

Interest income and other, net	—	—	—	—	9,963	9,963
Interest expense	—	—	—	—	(6,984)	(6,984)

Income (loss) before income taxes	46,119	(17,566)	(14,687)	(9,298)	1,341	5,909

Income tax expense	—	—	—	—	589	589

Net income (loss)	$46,119	$(17,566)	$(14,687)	$(9,298)	$752	$5,320

NET INCOME (LOSS) PER SHARE:

Basic	$0.40					$0.05

Weighted average shares — basic	115,595					115,595

Diluted	$0.39					$0.05

Weighted average shares — diluted	117,969					117,969

	Six Months Ended June 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$76,586	$—	$—	$—	$—	$76,586
Royalties	97,991	—	—	—	—	97,991
License, collaboration and other	20,959	—	—	—	—	20,959

Total revenues	195,536	—	—	—	—	195,536

COSTS AND EXPENSES:
Cost of product sales	23,311	21,130	—	—	—	44,441
Research and development	96,070	974	14,812	6,676	—	118,532
Selling and marketing	26,562	—	540	1,755	4,123	32,980
General and administrative	26,269	—	780	3,317	—	30,366
Other acquisition-related charges	—	—	—	—	3,295	3,295
Asset impairment charges	—	—	—	—	900	900

Costs and expenses	172,212	22,104	16,132	11,748	8,318	230,514

Operating income (loss)	23,324	(22,104)	(16,132)	(11,748)	(8,318)	(34,978)

Interest income and other, net	—	—	—	—	7,394	7,394
Interest expense	—	—	—	—	(5,772)	(5,772)

Income (loss) before income taxes	23,324	(22,104)	(16,132)	(11,748)	(6,696)	(33,356)

Income tax expense	—	—	—	—	233	233

Net income (loss)	$23,324	$(22,104)	$(16,132)	$(11,748)	$(6,929)	$(33,589)

NET INCOME (LOSS) PER SHARE:

Basic	$0.21					$(0.30)

Weighted average shares — basic	113,006					113,006

Diluted	$0.20					$(0.30)

Weighted average shares — diluted	117,781					113,006

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Cash, cash equivalents, marketable securities and restricted cash	$436,321	$426,285
Total assets	$1,183,889	$1,141,893
Total stockholders' equity	$514,008	$467,541

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2007	2006
Net loss	$5,320	$(33,589)
Adjustments to reconcile net loss to net cash provided by operating activities	43,836	52,259
Changes in assets and liabilities	(3,262)	24,469

Net cash provided by operating activities	$45,894	$43,139